As filed with the Securities and Exchange Commission on ___________, 2006

                                                     Registration No. 333-131709

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 3 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          GALES INDUSTRIES INCORPORATED
                 (Name of small business issuer in its charter)

       Delaware                        3728                        20-4458244
(State or Jurisdiction          (Primary Standard                (IRS Employer
   of Incorporation                 Industrial                  Identification
   or Organization)               Classification                     Number)
                                   Code Number)

                            1479 North Clinton Avenue
                               Bay Shore, NY 11706
                                 (631) 968-5000
          (Address and telephone number of principal executive offices)

                            1479 North Clinton Avenue
                               Bay Shore, NY 11706
                    (Address of principal place of business)

                      Michael A. Gales, Executive Chairman
                          Gales Industries Incorporated
                            1479 North Clinton Avenue
                               Bay Shore, NY 11706
                                 (631) 968-5000
            (Name, address and telephone number of agent for service)

                          Copies of communications to:
                             Vincent J. McGill, Esq.
                             Eaton & Van Winkle LLP
                            3 Park Avenue, 16th Floor
                            New York, New York 10016
                                 (212) 779-9910

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|


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

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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

Item 27. Exhibits

Exhibit Nos.
------------

2.1 Debtor's Amended Plan of Reorganization (incorporated by reference to Exhibit 2.1 of Registrant's Form 8-K, filed January 14, 2005.

2.2 Merger Agreement, dated as of November 14, 2005, among Gales Industries Incorporated, two of its stockholders, Gales Industries Merger Sub, Inc., and Ashlin Development Corporation (incorporated herein by reference to Exhibit 10.1 of Registrant's Form 8-K report filed November 21, 2005).

3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant's Form 8-K report, filed February 15, 2006).

3.2            By-Laws of the Registrant (incorporated by reference to Exhibit
               3.2 of the Registrant's Form 8-K report, filed February 15,
               2006).

4.2 Convertible Promissory Note, dated November 30, 2005, in the amount of $332,631, from Gales Industries Incorporated (and assumed by the Registrant) to Dario Peragallo (incorporated by reference to Exhibit 4.2 of the Registrant's Form 8-K report, filed December 6, 2005).

4.3 Form of Warrant to be issued by the Registrant to GunnAllen Financial, Inc. after completion of the Offering (incorporated by reference to Exhibit 4.3 of the Registrant's Form 8-K report, filed December 6, 2005).

4.4 Form of Warrant issued by Original Gales to Atlas Private Equity, LLC (and assumed by the Registrant) (Incorporated by reference to Exhibit 4.4 of the Registrants Form 10-KSB, filed April 17,
               2006).

4.5 Form of Warrant issued by Gales Industries Incorporated (and assumed by the Registrant) to investors in the $45,000 Bridge Financing in or about August 2005 (incorporated by reference to Exhibit 4.5 of the Registrant's Form 8-K report, filed December 6, 2005).

4.6 Form of Warrant issued by Gales Industries Incorporated (and assumed by the Registrant) to investors in the $105,000 Bridge Financing in or about September, 2005 (incorporated by reference to Exhibit 4.6 of the Registrant's Form 8-K report, filed December 6, 2005).

4.7 Form of Warrant issued and to be issued to Porter, LeVay & Rose, Inc. (incorporated herein by reference to the exhibit of the same number to Registrant's Amendment No. 1 on form SB-2/A, filed June 16, 2006).

5.1*           Opinion of Eaton & Van Winkle LLP

10.1           Asset Purchase Agreement between the Registrant and TeeZee, Inc.
               dated October 15, 2004 (incorporated by reference of the Registrant's Report of Form 8-K, filed on January 14, 2005).

10.2 Stock Purchase Agreement, dated as of July 25, 2005, by and among Gales Industries Incorporated, Air Industries Machining, Corp., Luis Peragallo, Jorge Peragallo, Peter Rettaliata and Dario Peragallo (incorporated by reference to Exhibit 10.2 of the Registrant's Form 8-K report, filed December 6, 2005.

10.3 Secured Subordinated Promissory Note, dated November 30, 2005, in the amount of $962,000, from Gales Industries Incorporated (and assumed by the Registrant) to Luis Peragallo (incorporated by reference to Exhibit 10.3 of the Registrant's Form 8-K report, filed December 6, 2005).

10.4 Security Agreement, dated as of November 30, 2005, by and between Gales Industries Incorporated (and assumed by the Registrant) and Luis Peragallo (incorporated by reference to Exhibit 10.4 of the Registrant's Form 8-K report, filed December 6, 2005).

10.5 Contract of Sale, dated as of November 7, 2005, by and between DPPR Realty Corp. and Gales Industries Incorporated for the purchase of the property known as 1480 North Clinton Avenue, Bay Shore, NY (incorporated by reference to Exhibit 10.5 of the Registrant's Form 8-K report, filed December 6, 2005).


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

Exhibit Nos.
------------

10.6 Contract of Sale, dated as of November 7, 2005, by and between KPK Realty Corp. and Gales Industries Incorporated for the purchase of the property known as 1460 North Fifth Avenue and 1479 North Clinton Avenue, Bay Shore, NY (incorporated by reference to Exhibit 10.6 of the Registrant's Form 8-K report, filed December 6, 2005).

10.7 Employment Agreement, dated as of September 26, 2005, by and between Gales Industries Incorporated (and assumed by the Registrant) and Michael A. Gales (incorporated by reference to
               Exhibit 10.7 of the Registrant's Form 8-K report, filed December 6, 2005).

10.8 Employment Agreement, dated as of September 26, 2005, by and between Louis A. Giusto and Gales Industries Incorporated (and assumed by the Registrant) (incorporated by reference to Exhibit
               10.8 of the Registrant's Form 8-K report, filed December 6,
               2005).

10.9 Employment Agreement, dated as of September 26, 2005, by and among Gales Industries Incorporated (and assumed by the Registrant), Air Industries Machining, Corp. and Peter D. Rettaliata (incorporated by reference to Exhibit 10.9 of the Registrant's Form 8-K report, filed December 6, 2005).

10.10 Employment Agreement, dated as of September 26, 2005, by and among Gales Industries Incorporated (and assumed by the Registrant), Air Industries Machining, Corp. and Dario Peragallo (incorporated by reference to Exhibit 10.10 of the Registrant's Form 8-K report, filed December 6, 2005).

10.11 Form of Placement Agency Agreement, dated as of September 26, 2005, between GunnAllen Financial Inc. and Gales Industries Incorporated (including Amendments No.1 and No.2 thereto, dated October 25, 2005 and November 10, 2005, respectively). (Incorporated by reference to Exhibit 10.11 of Registrant's registration statement on Form SB-2, No. 333-131709, filed on February 9, 2006).

10.12          [Intentionally left blank.]

10.13          Registrant's 1998 Stock Option Plan (incorporated by reference to
               Exhibit 10.18 of the Registrant's annual report on Form 10-KSB, filed April 12, 2002).

10.14 2005 Stock Incentive Plan of Gales Industries Incorporated (incorporated by reference to Exhibit 10.14 of the Registrant's Form 8-K report, filed December 6, 2005).

10.15 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Michael A. Gales (incorporated by reference to Exhibit 10.15 of the Registrant's Form 8-K report, filed December 6, 2005).

10.16 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Louis A. Giusto (incorporated by reference to Exhibit 10.16 of the Registrant's Form 8-K report, filed December 6, 2005).

10.17 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Peter Rettaliata (incorporated by reference to Exhibit 10.17 of the Registrant's Form 8-K report, filed December 6, 2005).

10.18 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Dario Peragallo (incorporated by reference to Exhibit 10.18 of the Registrant's Form 8-K report, filed December 6, 2005).


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

Exhibit Nos.
------------

10.19 Revolving Credit, Term Loan, Equipment Line and Security Agreement, dated as of November 30, 2005, by and between Air Industries Machining, Corp., PNC Bank, National Association, as Lender, and PNC Bank, National Association, as Agent (incorporated by reference to Exhibit 10.19 of the Registrant's Form 8-K report, filed December 6, 2005).

10.20 Mortgage and Security Agreement, dated as of November 30, 2005, by and between Air Industries Machining, Corp. and PNC Bank (incorporated by reference to Exhibit 10.20 of the Registrant's Form 8-K report, filed December 6, 2005).

10.21 Long Term Agreement, dated as of August 18, 2000, between Air Industries Machining, Corp. and Sikorsky Aircraft Corporation (incorporated by reference to Exhibit 10.21 of the Registrant's Form 8-K report, filed December 6, 2005).

10.22 Long Term Agreement, dated as of September 7, 2000, between Air Industries Machining, Corp. and Sikorsky Aircraft Corporation (incorporated by reference to Exhibit 10.22 of the Registrant's Form 8-K report, filed December 6, 2005).

16.1 Letter of Daszkal Bolton LLP to the Securities and Exchange Commission pursuant to the requirements of Item 304(a)(3) of Regulation S-K (incorporated by reference to Exhibit 16.1 of the Registrant's Form 8-K/A report, filed December 28, 2005).

21.1 List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Registrant's Form 8-K report, filed December 6, 2005).

23.1* Consent of Counsel (contained in the opinion referenced herein as Exhibit 5.1).

23.2 Consent of Goldstein Golub Kessler LLP for use of its report (incorporated herein by reference to the exhibit of the same number to Registrant's Amendment No. 2 on Form SB-2/A, filed on July 20, 2006).

23.3 Consent of Bildner & Giannasco LLP for use of its report (incorporated herein by reference to the exhibit of the same number to Registrant's Amendment No. 2 on Form SB-2/A, filed on July 20, 2006).

Numbers with (*) are filed herewith.


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

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bay Shore, New York on August 4, 2006.

                          GALES INDUSTRIES INCORPORATED


                            By: /s/ Michael A. Gales
                                ------------------------
                                    Michael A. Gales
                                  Executive Chairman

In accordance with the Securities Act of 1933, as amended, this amended registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

       Signature                 Capacities                             Date


/s/ Michael A. Gales          Executive Chairman                  August 4, 2006
-------------------------
 Michael A. Gales


/s/ Louis A. Giusto           Vice Chairman, Chief Financial
-------------------------     Officer and Treasurer               August 4, 2006
Louis A. Giusto


/s/ Michael A. Gales,
    attorney-in-fact          Director, President and Chief
-------------------------     Executive Officer                   August 4, 2006
Peter D. Rettaliata


/s/ Michael A. Gales,
    attorney-in-fact          Director, Executive Vice
-------------------------     President                           August 4, 2006
Dario A. Peragallo


/s/ Michael A. Gales,
    attorney-in-fact          Director                            August 4, 2006
-------------------------
Seymour G. Siegel


/s/ Michael A. Gales,
    attorney-in-fact          Director                            August 4, 2006
-------------------------
Rounsevelle W. Schaum


/s/ Michael A. Gales,
    attorney-in-fact          Director                            August 4, 2006
-------------------------
Ira A. Hunt Jr.


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

/s/ Michael A. Gales,
    attorney-in-fact          Director, Secretary                 August 4, 2006
-------------------------
Stephen M. Nagler


/s/ Michael A. Gales,
    attorney-in-fact          Director                            August 4, 2006
-------------------------
James A. Brown


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

                          GALES INDUSTRIES INCORPORATED
               INDEX OF EXHIBITS FILED WITH REGISTRATION STATEMENT

Exhibit Nos.
------------

5.1            Opinion of Eaton & Van Winkle LLP

23.1 Consent of Counsel (contained in the opinion referenced herein as Exhibit 5.1).


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